SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [    ]

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[    ] Preliminary Proxy Statement                                                 [    ] Soliciting Material Under Rule 14a-12

[    ] Confidential, For Use of the

Commission Only (as permitted

by Rule 14a-6(e)(2))

[    ] Definitive Proxy Statement

[ X] Definitive Additional Materials

Lincoln Variable Insurance Products Trust

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Lincoln Variable Insurance Products Trust

LVIP Franklin Templeton Value Managed Volatility Fund

IMPORTANT NOTICE:

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal affecting your fund, which will be considered at a Special Meeting of Shareholders on October 31, 2019. This letter was sent to you because we have not yet received your vote.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE “FOR” THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS AVOID ADDITIONAL COSTS FOR COMMUNICATIONS WITH SHAREHOLDERS

Voting takes only a few moments. Please vote using one of the following options:

1.	VOTE ONLINE

Log on to www.proxy-direct.com. Please have your vote instruction card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call 866-298-8476. Please have your vote instruction card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed vote instruction card(s), then return it in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully. The proxy materials may be viewed or downloaded at https://www.proxy-direct.com/lin-30784.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.